CONSENT OF INDEPENDENT AUDITORS



The Trustees and Shareholders
Evergreen Select Equity Trust


We consent to the use of our report, dated July 31, 1998, for Evergreen Select Core Equity Fund (formerly Evergreen Select Common Stock Fund) and Evergreen Select Equity Income Fund, portfolios of Evergreen Select Equity Trust, incorporated herein by reference and to the references to our firm under the caption "FINANCIAL STATEMENTS AND EXPERTS" in the Prospectus/Proxy Statement.



                                             /s/ KPMG LLP
                                             KPMG LLP


Boston, Massachusetts
May 21, 1999